Exhibit 99.2

SETTLEMENT AGREEMENT

This Settlement Agreement (“Agreement”) is made and entered into as of this 31st day of March, 2014 by (1) Plaintiffs Constellation Energy Partners Management, LLC (“CEPM”), Gary M. Pittman, and John R. Collins (collectively, “Plaintiffs”); (2) Defendants Stephen R. Brunner, Richard S. Langdon, Richard H. Bachmann, John N. Seitz, and Constellation Energy Partners LLC (“CEP” and collectively, the “CEP Defendants”); (3) Defendants Sanchez Oil & Gas Corporation (“SOG”), Sanchez Energy Partners I, LP (“SEPI”), Antonio R. Sanchez III,  and Gerald F. Willinger (collectively, the “Sanchez Defendants” and with the CEP Defendants,  the “Defendants”); (4) PostRock Energy Corporation (“PostRock”); and (5) White Deer Management LLC, White Deer Energy L.P., and Thomas J. Edelman (collectively, the “White Deer Parties”).  Plaintiffs, the CEP Defendants, the Sanchez Defendants, PostRock and the White Deer Parties are collectively referred to as the “Settling Parties.”    The White Deer Parties are parties to this Agreement solely for the limited purposes set forth in Section 6 and the releases set forth in Section 15.  Capitalized terms used herein but not defined shall have the respective meanings given to them in that certain Second Amended and Restated Operating Agreement of CEP, dated as of November 20, 2006, as amended to the date hereof (the “Operating Agreement”).

WHEREAS, CEPM owns 484,505 Class A Units of CEP and 5,918,894 Class B Units of CEP.

WHEREAS, on August 9, 2013, CEP and SEPI entered into a Contribution Agreement and a  Registration Rights Agreement, among other agreements, by which SEPI contributed to CEP equity in an entity that owns oil and natural gas properties located in Texas and Louisiana in exchange for, among other things, certain Units in CEP and cash (the “Sanchez Transaction”).

WHEREAS, on August 30, 2013, Plaintiffs filed a lawsuit in the Court of Chancery for the State of Delaware, styled Constellation Energy Partners Management, LLC, et al. v. Stephen R. Brunner, et al., Civil Action No. 8856-VCL (hereinafter the “Lawsuit”);

WHEREAS, in connection with the Lawsuit, Plaintiffs asserted certain claims against the CEP Defendants for breach of contract, breach of the duty of good faith, and breach of the implied covenant of good faith and fair dealing, and against the Sanchez Defendants for tortious interference and allegedly aiding and abetting certain breaches of the duty of good faith by the CEP Defendants (the “Claims”).

WHEREAS, Plaintiffs seek in the Lawsuit, among other things, (1) declaratory relief that (a) reappoints Messrs. Pittman and Collins to CEP’s board of managers (the “Board”) as Class A Managers and removes Messrs. Sanchez and Willinger as CEP’s current Class A Managers therefrom, (b) rescinds the Units issued by CEP to SEPI in the Sanchez Transaction, and (c) determines that CEPM has sole voting power with respect to the outstanding CEP Class A Units;  (2) a determination that Defendants have breached certain fiduciary and contractual duties and Defendants are not entitled to indemnification from CEP; and (3) an award of monetary damages.

WHEREAS, Defendants have at all times denied and disputed and continue to deny and dispute all allegations asserted against them by Plaintiffs;

WHEREAS, it is the desire of the Settling Parties to settle all matters and claims in dispute between them in order to avoid the inconvenience, uncertainty, and expense of litigation without admitting any liability or a violation of any statute or duty;

NOW, THEREFORE, in consideration of the foregoing and the following mutual covenants, conditions and consideration discussed herein, the receipt and sufficiency of said consideration which is hereby acknowledged, the Settling Parties do hereby agree to compromise and settle their disputes as follows:

1.

Rescission of SEPI’s Purchase of Class A Units.    SEPI and CEP agree that as of March 31, 2014 (the “Signing Date”),  but effective only upon the receipt by SEPI of the proceeds referred to below, the August 9, 2013 purchase of CEP Class A Units by SEPI is hereby rescinded and the portion of the transaction proceeds attributed to the purchase of the Class A units ($817,767) shall be refunded by CEP to SEPI within three (3) business days of the Signing Date by wire transfer of immediately available funds to the account specified by SEPI prior to the date hereof, and the Class A Units issued to SEPI on

August 9, 2013 are hereby canceled, effective upon and subject to receipt of such proceeds.    Upon payment of the refunded amount, SEPI shall also return to CEP for cancellation the Class A Unit Certificate that was issued by CEP to SEPI on August 9, 2013.    CEP represents and warrants that, with respect to the acquisition(s) of Company Securities (including the Class A Units cancelled under this Section 1 and any derivative securities) that will be effected by CEP from SEPI pursuant to this Agreement, the Board or a Committee of the Board comprised solely of two or more non-employee directors within the meaning of Rule 16b-3 under the Exchange Act has approved such acquisition(s) in accordance with Rule 16b-3(d)(1) and (e) promulgated under the Exchange Act.

2.

Initial Payments to CEPM.   The initial payments shall be paid to CEPM as consideration for the settlement, consisting of (1) a payment by SEPI to CEPM in the amount of $817,767 in cash made within three (3) business days of the Signing Date, by wire transfer of immediately available funds to the account specified by CEPM prior to the date hereof, and (2) a payment by CEP, or that CEP shall cause to be paid,  in the amount of the lesser of either (i) $6.8 million, or (ii) an amount that CEP may pay to CEPM pursuant to the 10% exception under 8 Del. C. § 203(c)(3)(ii) (“Section 203”), which shall be calculated as (a) 10% of the aggregate market value of all of CEP’s outstanding units on the Signing Date based upon the closing market price on the Signing Date, minus (b) the aggregate sum of $50,000 and the $817,767 payment made by SEPI pursuant to part (1) of this Section 2.  The  payment by CEP shall be made as promptly as possible, but in all events within three (3) business days of the Signing Date by wire transfer of immediately available funds to the account specified by CEPM prior to the date hereof.

3.

Transfer of Class A Units.    Effective upon the payment by SEPI to CEPM under Section 2, CEPM hereby transfers to SEPI and SEPI hereby acquires directly from CEPM 100% of the Class A Units belonging beneficially and of record to CEPM (which CEPM represents and warrants consisted of 484,505 Class A Units as of September 30, 2013 (the “Unit Date”), the date as of which CEP disclosed the number of outstanding Class A Units in its most recently filed Form 10-Q with the Securities and

Exchange Commission (“SEC”)).    CEP agrees, represents and warrants to SEPI that (i) the transfer contemplated in this Section effectuates the transfer of all of the Outstanding Class A Units (after cancellation of the Units pursuant to paragraph 1) with the prior approval of the Board for purposes of the definition of “Outstanding” in the Operating Agreement, (ii) that SEPI shall be permitted to vote such Class A Units on any matter as set forth in the Operating Agreement, (iii) such Class A Units shall continue to be considered Outstanding, and (iv) CEP has not adjusted the number of outstanding Class A Units since the Unit Date.

4.

Purchase of B Units.    Effective upon the payment by SEPI to CEPM in the amount of $1 million, SEPI hereby purchases from CEPM Class B Units belonging to CEPM at the Subject Unit Target Price in the total amount of $1 million.  The Subject Unit Target Price shall be calculated by taking the Fixed Amount (defined below) of $21.6 million, less the sum of (i) the $817,767 payment made to CEPM by SEPI pursuant to Section 2(1) above and (ii) the amount of the payment made by (or caused to be made by) CEP to CEPM pursuant to Section 2(2) above (i.e., the lesser of $6.8 million or the maximum Section 203 payment made to CEPM by CEP as described in Section 2(2) of this Agreement), and dividing that result by the number of Class B Units owned by CEPM as of the Signing Date  (and CEPM represents and warrants that as of the Signing Date it owns beneficially and of record 5,918,894 Class B Units).  Payment shall be made as promptly as possible, but in all events within three (3) business days of the Signing Date by wire transfer of immediately available funds against delivery of the Class B Units.

5.

Registration and Sale of CEPM’s Class B Units.   With respect to all Class B Units held by CEPM on the Signing Date,  including the Class B Units purchased by SEPI pursuant to Section 4 (the “Subject Units”), CEP has filed a prospectus supplement to the Form S-3 to allow CEPM to sell the Subject Units (other than those that have already been sold at any given time) and CEP and SEPI will use reasonable commercial efforts (subject to the limitations and constraints resulting from Section 203 and the provisions of this Agreement) to facilitate the  sale of the Subject Units pursuant to one or more underwritten offerings within nine months of the Signing Date and will otherwise comply with Section 5.10 of the Operating Agreement with respect to the registration of the Subject Units under the Securities Act of 1933, as amended (the “Securities Act”),  and the disposition thereof by CEPM.  Provided, however, that before the passage of the six-month anniversary of the consummation of all the transactions contemplated by Sections 1, 2, 3 and 4 of this Agreement and the dismissal of the Lawsuit (the “Six Month Date”),  in no event may the number of Subject Units disposed of (and/or contracted or committed to be disposed of) or the proceeds from all sales of (and/or contracts or commitments from all sales of) Subject Units exceed, in the aggregate, 95% of either the Subject Units or the Subject Unit Target Proceeds (as defined below), and prior to such time,  CEP shall be under no obligation to use any efforts to facilitate dispositions of Subject Units that would result in dispositions or proceeds (or contracts or commitments for dispositions or proceeds), as the case may be, in excess of such percentage.    For the avoidance of doubt, any Subject Units that have been contracted or committed to be sold prior to the passage of the Six Month Date shall count towards such percentage even if the dispositions will not occur until after such date.  To avoid doubt as to the potential applicability of Section 203 to restrict any underwritten public offering(s) involving the Subject Units, as contemplated by this Section 5, CEP agrees to use commercially reasonable efforts to solicit a unitholder vote, as soon as commercially reasonable, to approve such underwritten offerings for purposes of Section 203 (it being understood and agreed that the inclusion of this provision in this Agreement is not a concession or admission by CEP or any other party to this Agreement that such approval is required for CEP to consummate, or that Section 203 restricts CEP’s ability to consummate, any such underwritten public offering).    For purposes of this Agreement, any calculation of proceeds received by CEPM for the sale of its Subject Units pursuant to an underwritten offering under this Section shall be net of underwriting discounts and commissions.  Any sales made by CEPM (or any Permitted Transferee (as defined below))  pursuant to the prospectus supplement addressed in this Section, if any, shall be subject to the terms of this Agreement.

6.

Prohibited Transfers.  The White Deer Parties, CEPM and any of their respective controlled or controlling affiliates and principals, including PostRock and its subsidiaries (collectively, the “Restricted Group”), agree not to purchase or otherwise acquire beneficial ownership of any additional Company Securities (or any economic, voting or other rights with respect thereto) until December 31, 2016.   Without the prior written consent of SEPI, CEPM shall not transfer or sell, directly or indirectly, any of the Subject Units to, and PostRock shall not transfer or sell, directly or indirectly, in one or a series of transactions, its interest in CEPM (or any entity that controls CEPM, either directly or indirectly through its control of another entity) to, another member of the Restricted Group.  However, the foregoing shall not restrict CEPM from transferring or selling, directly or indirectly, any of the Subject Units to PostRock or any direct or indirect, wholly owned subsidiary of PostRock and shall not restrict PostRock from transferring or selling, directly or indirectly, its interest in CEPM to any direct or indirect, wholly owned subsidiary of PostRock, so long as, in each case, (i) any such Subject Units continue to be owned by either PostRock or a direct or indirect, wholly owned subsidiary of PostRock (including CEPM, in the event of a permitted transfer of PostRock’s interest in CEPM to a wholly owned subsidiary), (ii) any such Subject Units remain subject in all respects to the terms and conditions of this Agreement; (iii) PostRock and any direct or indirect, wholly owned subsidiary of PostRock to whom such Subject Units (or such interest in CEPM) are transferred agrees in a written instrument (delivered to the Settling Parties) to become a party hereto and to be bound by the terms and conditions of this Agreement to the same extent as CEPM or PostRock (in the event of a permitted transfer of an interest in CEPM), as the case may be, and (iv) unless otherwise agreed in writing by SEPI in its sole discretion, any such sale or transfer of the Subject Units shall be disregarded for purposes of determining any payment to be made pursuant to Section 9 or 10 of this Agreement  (i.e., such Subject Units shall be treated for purposes of this Agreement as not yet having been sold, no proceeds from any such sale or transfer shall be used for the calculations of any payment pursuant to Section 9 or 10, and the proceeds from any subsequent sale by CEPM (or a Permitted Transferee) will be considered for purposes of calculating the payment under

Section 9 or 10,  unless these proceeds are not considered pursuant to this Section 6 (for example, in connection with a transfer to another wholly owned subsidiary)).  Any transferee pursuant to the preceding sentence shall be deemed to be a “Permitted Transferee.”  If, as a result of a transfer to a Permitted Transferee, more than one Person becomes bound hereby in the capacity of CEPM or PostRock, as applicable, (i) any decisions or elections under this Agreement to be made by CEPM or PostRock shall be made and communicated to the other Settling Parties by CEPM or PostRock, as applicable, on behalf of all such party’s transferees (all of which shall be bound thereby), (ii) SEPI shall be entitled to make any payments of money or deliveries of Units after the Signing Date to CEPM, for and on behalf of CEPM and any Permitted Transferees, (iii) references to CEPM and PostRock, as applicable, shall be deemed to refer to CEPM and PostRock, as applicable, and their respective transferees (including Permitted Transferees) collectively and not individually (by way of example, there shall be only one (1) Board Observer under Section 12, notwithstanding that CEPM or any Permitted Transferee may hold Subject Units), and (iv) the Settling Parties shall be entitled to deliver any notices under this Agreement to CEPM or PostRock, as applicable, for and on behalf of such party and all of its respective transferees (including Permitted Transferees).  For purposes of this Agreement, a subsidiary will be considered “wholly owned” by PostRock if PostRock controls the subsidiary and owns, directly or indirectly, at least 95% of the economic and voting interest in such subsidiary.  Without the prior written consent of SEPI (which consent shall not be unreasonably withheld, but which may be withheld if the parties cannot agree on any appropriate adjustments that may need to be made to this Agreement to properly account for such sale and its effect on any amounts payable under this Agreement), for so long as CEPM (or any Permitted Transferee) holds any of the Subject Units, PostRock shall not transfer or sell, directly or indirectly, beneficial ownership (including through a sale of an entity that controls CEPM (or such permitted Transferee))  of its interest in CEPM (or such Permitted Transferee)  to any third party, and shall cause any wholly owned subsidiaries and intermediate entities under PostRock’s control to comply with this Section 6.  For the avoidance of doubt, nothing in this Agreement shall restrict or be deemed to give SEPI a consent right with respect to (i) any acquisition by any of the White Deer Parties, or any of their respective controlled affiliates or principals of additional shares of PostRock capital stock, or (ii) any change of control of PostRock, whether by merger, acquisition, or otherwise, it being expressly understood that the terms and conditions of this Agreement will not be affected by any change of control of PostRock, whether by merger, acquisition, or otherwise.  If any successor in any such change of control is not PostRock, PostRock shall cause any such successor entity to execute a written instrument (delivered to the other Settling Parties) agreeing to become a party hereto and to be bound by the terms and conditions of this Agreement to the same extent as PostRock.

7.

Target Consideration to CEPM.  For purposes of the settlement and this Agreement only, and not for any other purpose and not as any admission of liability in any way, the Settling Parties have agreed that CEPM’s claimed damages will be calculated at $21.6 million (the “Fixed Amount”).  CEPM (or a Permitted Transferee) is selling the Subject Units in an effort to potentially obtain an amount of target proceeds equal to the excess of (i) the Fixed Amount minus (ii) the payments paid or caused to be paid to CEPM pursuant to Section 2 (such difference being the “Subject Unit Target Proceeds”).

8.	Market Sales by CEPM.

(a)CEPM (or a Permitted Transferee) shall be permitted to engage in open market sales of the Subject Units to bona fide third parties outside an underwritten offering(s) as described in Section 5, as long as the gross sales price of the Subject Units (i.e., without giving effect to any discounts or commissions to the broker or market maker) is equal to or in excess of the lesser of (i) $2.25 per unit and (ii) $0.10 less than the closing market price of Class B Units on the Signing Date (the “Agreed Minimum Price”).  However, on June 30, 2014, the Agreed Minimum Price shall change from (1) the lesser of (i) $2.25 per unit and (ii) $0.10 less than the closing market price of Class B Units on the Signing Date to (2) 95% of the volume-weighted average price (“VWAP” (as defined below)) for the previous 30 calendar days, which shall be reset every 15 days thereafter based on 95% of the

VWAP for the previous 15 calendar days.  CEPM (or any Permitted Transferee) may also engage in open market sales of the Subject Units outside such underwritten offering(s) for a sales price below the Agreed Minimum Price upon prior written approval by SEPI.  CEPM shall promptly inform SEPI of the material terms of any offer by a third party to purchase a block of 500,000 or more of the Subject Units (including, without limitation, the identities of the purchaser, the number of Units and the price for such Units).  For the avoidance of doubt, the foregoing notice requirement regarding offers to purchase Subject Units shall not apply to block (as defined under Rule 10b-18(a)(5) under the Exchange Act) trades by CEPM (or a Permitted Transferee) through a broker on the NYSE MKT LLC (or, if different, the principal National Securities Exchange or other principal market on which the Class B Units are then listed or quoted) to a bona fide third party; and further, for the avoidance of doubt, multiple sales (each of less than 500,000 Subject Units) to bona fide third parties in open market trades will not be aggregated for purposes of the foregoing notice requirement regarding offers to purchase Subject Units.  CEPM contemplates that to the extent feasible, and subject to the terms of this Agreement, market sales will be the principal method by which CEPM  (and any Permitted Transferee) sells its Subject Units, and CEPM (together with any Permitted Transferee) agrees that it will have its brokers actively and consistently pursuing open market sales at prices above the Agreed Minimum Price throughout the period covered by this Agreement.  As used in this Agreement, “VWAP” means for a Class B Unit as of any date, (i) the dollar volume-weighted average price for such Class B Unit on the NYSE MKT LLC during the period beginning at 9:30:01 a.m., New York City time (or such other time as the NYSE MKT LLC publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York City time (or such other time as NYSE MKT LLC publicly announces is the official close of trading) as reported by Bloomberg through its “Volume at Price” functions, or (ii) if the foregoing does not apply, the dollar volume-weighted average price for such Class B Unit on the principal National Securities Exchange on which the Class B Units are then listed or quoted during the period beginning at 9:30:01 a.m., New

York City time (or such other time as such National Securities Exchange publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York City time (or such other time as such National Securities Exchange publicly announces is the official close of trading) as reported by Bloomberg, or (iii) if the foregoing does not apply, the dollar volume-weighted average price of such Class B Unit in the over-the-counter market on the electronic bulletin board for such Class B Unit during the period beginning at 9:30:01 a.m., New York City time (or such other time as the NYSE MKT LLC publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York City time (or such other time as the NYSE MKT LLC publicly announces is the official close of trading) as reported by Bloomberg, or (iv) if no dollar/volume weighted average price is reported for a Common Unit by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such Common Units as reported by the OTC Markets Group (or any successor), or (v) if there are no bid and/or ask prices reported, the market price of a Common Unit determined by an independent third party valuation firm mutually selected by SEPI and CEPM using a volume-weighted average method selected by such firm.  All such determinations are to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.  For purposes of calculating the VWAP at any given time, that calculation shall not include any day or any value for any day on which trading is officially closed at the NYSE MKT LLC or other relevant exchange or market.   For purposes of calculating the VWAP over a number of days, such VWAP shall be based on the average VWAP over such period (excluding any day or any value for any day on which trading is officially closed at the NYSE MKT LLC or other relevant exchange or market).

(b)The parties further agree that any sales contemplated by this Section 8 may only be made subject to the limitations set forth in this Agreement and only to bona fide third parties, except as permitted by Section 6, which in such event, as provided in Section 6, shall be disregarded for purposes of calculating the required payment, if any, under Section 9 or Section 10.

(c) SEPI has the right to require CEPM (together with any Permitted Transferee) to sell up to one-half of the Subject Units that are the subject of a bona fide written offer by a buyer or buyers identified by SEPI to purchase such Subject Units (a “Required Sale”), so long as such sale is at a price per unit at or above the higher of (i) the Subject Unit Target Price and (ii) an amount equal to 0.9 multiplied by the closing market price on the trading date immediately preceding the date SEPI gives the Required Sale Notice (as defined below) for the Class B Units on the NYSE MKT LLC (or, if different, the principal National Securities Exchange or other principal market on which the Class B Units are then listed or quoted, or if not so listed or quoted, the fair market value on such date as mutually agreed by CEPM and SEPI).    If SEPI exercises its rights to make a proposed transaction a Required Sale, CEPM may (within 3 days of SEPI providing written notice it is exercising such right (the “Required Sale Notice”)) decline to sell up to 50% of the Subject Units that are the subject of the proposed transaction, but the amount of any Deficiency Payment as defined in Section 9 below shall be reduced by the amount of the potential proceeds from the Subject Units that CEPM chose not to include in the Required Sale.  In addition, for purposes of determining whether CEPM holds sufficient units to entitle it to appoint a Board observer pursuant to Section 12 below, the number of the Subject Units that CEPM (or any Permitted Transferee) chose at any time not to sell in a Required Sale shall not be counted for such purposes.

(d)For all market sales described in this Section, CEPM (together with any Permitted Transferee) shall be limited to selling in market sales (and not including unit sales conducted as part of an underwritten offering or Required Sale) up to 2.5 million of the Subject Units during each of the approximately three-month periods ending June 30, 2014 and September 30, 2014 (which limitation is in addition to the limitations on dispositions specified in Section 5).  Provided, however, that CEPM (or any Permitted Transferee) may sell more than 2.5 million of the Subject Units in any such period so long as SEPI provides prior written consent (such consent not to be unreasonably withheld) and such sales are made at or above the Agreed Minimum Price.  CEPM (and any

Permitted Transferee) shall have no limitation on the number of Subject Units that may be sold after September 30, 2014.

9.	Deficiency Payment.

(a)On the earlier of (i) December 29, 2014, or (ii) 14 days after the date the sale of the last Subject Units is consummated, but in no event sooner than 15 days after the Six Month Date (the earlier of such date, the “Initial Deficiency Payment Date”), to the extent that the aggregate amount of the cash actually received or to be received by CEPM (together with any Permitted Transferee) as of the earlier of (a) December 15, 2014 and (b) the date of the sale of the last Subject Unit is consummated (the earlier date, the “Initial Determination Date”), which sale shall in no event occur prior to the passage of the Six Month Date, from the sales of the Subject Units (including the proceeds of the sale of the $1 million of Subject Units to SEPI pursuant to Section 4 and any amounts received or to be received pursuant to Section 9(b) that SEPI is electing to purchase, which each shall be counted as a sale of Subject Units) is less than the Subject Unit Target Proceeds, SEPI or its designee (other than CEP) will pay,  on the Initial Deficiency Payment Date, by wire transfer of immediately available funds to the account specified by CEPM prior to such time, to CEPM an amount, if any, equal to the lesser of (i) the shortfall amount from the Subject Unit Target Proceeds calculated as set forth below (the “Shortfall Amount”), or (ii) $5 million (such lesser amount, the “Deficiency Payment”).  Notwithstanding anything in Section 9 or 10 to the contrary, any references therein to a sale, or consummation of a sale, or similar references, when used in reference to the Six Month Date, shall be deemed to include any time that a sale would be deemed to occur for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder.  If CEPM (together with any Permitted Transferee) continues to hold more than 1 million Class B Units on the Initial Determination Date, CEPM may elect in its sole discretion, by giving at least seven days’ written notice to SEPI prior to the Initial Determination Date, to exercise a four-month delay in the Determination Date to April 15, 2015 (the “Delayed Determination Date”), and during such four-

month period CEPM (together with any Permitted Transferee) shall use commercially reasonable efforts to sell the remainder of the Subject Units.  However, if CEPM elects this delay to the Delayed Determination Date, the Initial Deficiency Payment Date shall also be delayed by four months to April 29, 2015 and no payment will be due from SEPI or its designee until April 29, 2015 (the “Delayed Deficiency Payment Date”).  If the Deficiency Payment due under this paragraph exceeds $3 million, then the first $3 million of such Deficiency Payment shall be paid by SEPI or its designee (other than CEP) in cash as specified above—and any amount due in excess of $3 million shall be paid by SEPI or its designee (other than CEP), simultaneously with such payment, in cash as specified above or in CEP Class B Units (valued at the VWAP for the previous 30 calendar days as of the Initial Determination Date or the Delayed Determination Date, as applicable), at SEPI’s discretion.  The Shortfall Amount, if any, shall be calculated as the positive difference, if any, of (i) the Subject Unit Target Proceeds minus (ii) the sum of (a) the aggregate proceeds from all sales of the Subject Units (including the proceeds of the sale of the $1 million of Subject Units to SEPI pursuant to Section 4 and any amounts received or to be received pursuant to Section 9(b) that SEPI is electing to purchase, which each shall be counted as a sale of Subject Units) and (b) the value of any Subject Units (excluding, for the avoidance of doubt, any Subject Units which SEPI elects to purchase pursuant to Section 9(b) below) held by CEPM (together with any Permitted Transferee) as of the Initial Determination Date (or the Delayed Determination Date, if elected), such value to be based on the VWAP for the previous 30 calendar days.  For the avoidance of doubt, any part of any Deficiency Payment due under this Section may be made by SEPI or its designee (other than CEP).

(b)Further, SEPI shall have the option, exercisable at its sole discretion, to purchase for cash any or all of the Subject Units held by CEPM (or a Permitted Transferee) on the Initial Determination Date (or, if elected by CEPM, the Delayed Determination Date) at the higher of (i) the Agreed Minimum Price determined according to the VWAP for the 15 days ending on the close of business on the Initial Determination Date (or the Delayed Determination Date, as applicable) or (ii) the closing market price on the Initial Determination Date (or the Delayed Determination Date, as applicable) on the NYSE MKT LLC or, if different, the principal National Securities Exchange or other principal market on which the Class B Units are then listed or quoted, or if not so listed or quoted, the fair market value on such date as mutually agreed by CEPM and SEPI, and in such event, for the avoidance of doubt, such sale shall be included in the determination of the Shortfall Amount under Section 9 or the Surplus Distribution under Section 10.   In the event that CEPM (or any Permitted Transferee) owns any Subject Units on the business day prior to the Initial Determination Date or the Delayed Determination Date, as applicable, CEPM shall provide to SEPI no later than 5:00 p.m. on the business day prior to the Initial Determination Date or the Delayed Determination Date, as applicable, written notice of the number of Subject Units that CEPM (together with any Permitted Transferee) beneficially owns at the time of the notice and any pending trades and/or sales to be completed on or before the Initial Determination Date or Delayed Determination Date, as applicable.  If SEPI elects to exercise the option provided by this Section 9(b), it shall provide written notice to CEPM of its exercise of the option by no later than 5:00 p.m. on the Initial Determination Date (or the Delayed Determination Date, as applicable), and the notice shall include the number of Subject Units SEPI has elected to purchase or state that SEPI elects to purchase any and all Subject Units still held by CEPM (or a Permitted Transferee) on the Initial Determination Date (or, if elected by CEPM, the Delayed Determination Date).     Any amount to be paid under this Section 9(b) shall be paid on the Initial Deficiency Payment Date or the Delayed Deficiency Payment Date, as applicable, against delivery of such Units on such date.  If the Initial Deficiency Payment Date or the Delayed Deficiency Payment Date, as applicable, occurs on a day that is not a business day such date shall be extended to the next business day.

(c)Notwithstanding anything herein to the contrary, (a) if a Deficiency Payment has been made by SEPI to CEPM, this Section 9 shall have no further force and effect, neither SEPI nor its designees shall have any further obligation to make any further Deficiency Payment to CEPM (or any Permitted

Transferee), to transfer any Class B Units to CEPM (or any Permitted Transferee), or to make any other payments or distributions to CEPM (or any Permitted Transferee) pursuant to this Section 9, and (b) SEPI (together with its designees) shall be required to make only one Deficiency Payment under this Section 9, if any, and after such Deficiency Payment is made to CEPM (including the transfer of any Class B Units in accordance with this Section 9), if any, neither SEPI nor its designees will have any obligation to make any further Deficiency Payment, to transfer any additional Class B Units to CEPM (or any Permitted Transferee), or to make any other payments or distributions to CEPM (or any Permitted Transferee) pursuant to this Section 9.

10.	Surplus from Subject Unit Sale.

(a)If, subject to the six-month limitation specified in the following sentence, on the Initial Determination Date (or, if elected by CEPM, the Delayed Determination Date), (i) the amounts received or to be received by CEPM (together with any Permitted Transferee) from (a) the aggregate sales of the Subject Units (including the proceeds of the sale of the $1 million of Subject Units to SEPI pursuant to Section 4, which shall be counted as a sale of Subject Units) and (b) any payments made or to be made to CEPM pursuant to Section 9(b) is in excess of the Subject Unit Target Proceeds or (ii) there are any Subject Units still owned by CEPM (or any Permitted Transferee)  after CEPM (together with any Permitted Transferee)  has received or will receive from (a) the aggregate sales of the Subject Units (including the proceeds of the $1 million of Subject Units to SEPI pursuant to Section 4, which shall be counted as a sale of Subject Units) and (b) any payments made or to be made to CEPM pursuant to Section 9(b) a total amount greater than or equal to the Subject Unit Target Proceeds,  then CEPM (together with any Permitted Transferee) and SEPI agree to share equally in the excess proceeds and/or Subject Units.  This means that if, on the Initial Determination Date (or, if elected by CEPM, the Delayed Determination Date), CEPM (together with any Permitted Transferee) has received or will receive, under any of the preceding circumstances, an aggregate amount greater than or equal to the Subject Unit Target Proceeds, then within ten (10) business days after the Initial Determination Date (or, if elected by CEPM, the Delayed Determination Date), which payment date shall in no event occur prior to ten (10) business days plus one (1) day after the Six Month Date, CEPM will (i) pay half of any net proceeds in excess of the Subject Unit Target Proceeds to SEPI or its designee, as well as (ii) transfer, simultaneously with such payment (if a payment is due), to SEPI or its designee half of any remaining Subject Units held by CEPM (together with any Permitted Transferee) for which one-half of any such net proceeds have not been delivered (the “Surplus Distribution”).  However, this sharing is subject to the restriction that SEPI’s (including its designee’s) one-half share in any aggregate proceeds in excess of the Subject Unit Target Proceeds (including the value of any Subject Units transferred to SEPI pursuant to this Section 10) shall be capped at $5 million (i.e., SEPI would not be entitled to share further in aggregate proceeds in excess of the Subject Unit Target Proceeds once the aggregate excess amount (including the value of any Subject Units still held by CEPM (together with any Permitted Transferee) on the date that CEPM (together with any Permitted Transferee) received the Subject Units Target Proceeds) exceeds $10 million).  The value of Subject Units for purposes of the foregoing sentence shall be based on the VWAP for the previous 30 calendar days.  CEPM (together with any Permitted Transferee) agrees to inform SEPI within one (1) business day after either (1) CEPM (together with any Permitted Transferee) has sold all the Subject Units, or (2) the total amount received or to be received by CEPM (together with any Permitted Transferee) from (a) the aggregate sales of the Subject Units (including the proceeds of the sale of the $1 million of Subject Units to SEPI pursuant to Section 4, which shall be counted as a sale of Subject Units) and (b) any payments made or to be made to CEPM (and any Permitted Transferee) pursuant to Section 9(b), is equal or in excess of the Subject Unit Target Proceeds, and CEPM (together with any Permitted Transferee) further agrees, in response to any reasonable request by SEPI to provide SEPI with information summarizing the number of Subject Units sold since the Signing Date, the aggregate proceeds from such sales, and the number of Subject Units still owned by CEPM (together with any Permitted Transferee).

(b)Notwithstanding anything herein to the contrary, (a) if a Deficiency Payment has been made by SEPI to CEPM pursuant to Section 9, this Section 10 shall have no further force and effect, and neither CEPM nor any Permitted Transferee will have any obligation to make a Surplus Distribution, to transfer any Subject Units to SEPI, or make any other payments or distributions to SEPI pursuant to this Section 10, and (b) CEPM (together with any Permitted Transferee) shall be required to make only one Surplus Distribution under this Section 10, if any, and after such Surplus Distribution is made to SEPI (including the transfer of any Subject Units in accordance with this Section 10), if any, neither CEPM nor any Permitted Transferee will have any obligation to make a further Surplus Distribution, to transfer any additional Subject Units to SEPI, or make any other payments or distributions to SEPI pursuant to this Section 10.

11.

Payment of Director Fees.  CEP will pay Messrs. Collins and Pittman $23,000 each as meeting fees for Board meetings held in 2013.  Additionally CEP will pay Messrs. Collins and Pittman $75,000 each, which represents the $75,000 in units that would have been awarded to each director for 2013 pursuant to the non-employee manager unit-based compensation program (adopted in 2007), converted into cash.  The payments contemplated by this Section shall be made within three (3) business days after the Signing Date.

12.	Board Observer Appointed by CEPM (or Permitted Transferee).

(a)CEPM (together with its Permitted Transferees)  shall have the right to designate an individual to act as an observer at the meetings of the Board (the “Observer”) until the earlier of (a) the date CEPM (together with its Permitted Transferees)  no longer owns 1 million Class B Units or (b) either the Deficiency Payment or Surplus Distribution is made or is otherwise determined to not be payable (the earlier of such dates, the “Resignation Date”).  The individual designated as the Observer shall not be a director, officer, manager or employee of CEPM, PostRock, the White Deer Parties, or any of their controlled affiliates and shall be a person who would qualify as being independent of CEPM, PostRock, the White Deer Parties or any of their controlled affiliates under the rules of the NYSE MKT LLC or other then-current principal securities exchange on which the Common Units are traded or quoted.  The Observer will receive from CEP the same total annual compensation as the managers of CEP (prorated based on number of months served), unless the total value of annual compensation paid to other managers is reduced to less than $75,000, in which case the Observer’s compensation would be $75,000 per year (prorated).

(b)The Observer shall be entitled to receive notice from CEP of all Board meetings and to receive from CEP all Board materials in advance of all Board meetings.  In addition, the Observer shall have the same rights to books, records, and other information as any Manager and, without limiting the foregoing, shall be entitled to receive all material information provided to any Manager regarding any proposed or potential extraordinary transaction involving CEP, any of its subsidiaries, any of its Units, or a substantial portion of the assets of CEP and its subsidiaries.  The Observer shall have the right to attend any Board or approved committee meetings of the Board, but shall not be entitled to vote on any matter.  The Observer will be subject to the same confidentiality and regulatory restrictions of any existing manager of the Board under applicable law.  CEPM (together with its Permitted Transferees) shall cause the Observer to comply with this Section 12(b).  The Observer may only share material, non-public information with attorneys at Vinson & Elkins LLP if the Observer determines that a violation of applicable law, the Operating Agreement, or this Agreement has occurred or is threatened to occur.  The attorney or attorneys at Vinson & Elkins LLP with whom the Observer has shared such information shall then determine how appropriately to address the issue consistent with federal and state law and the Operating Agreement.

(c)CEPM (and any Permitted Transferee) agrees that any person appointed by CEPM as Observer shall execute a Board Observer Agreement and Undertaking in substantially the form attached as Exhibit

D, agreeing to be bound by the restrictions and limitations placed on the Observer’s conduct as set forth in this Section12.

13.

CEPM Voting Agreement.  Until the earlier of (i) the Deficiency Payment or Surplus Distribution being made (or it is determined that no such payment is required) or (ii) CEPM (and any Permitted Transferees)  selling all of the Subject Units, CEPM (and any Permitted Transferee)  agrees that (A) on any issue brought to a unitholder vote, it will vote all of its Class B Units affirmatively in any circumstance in which a majority of the Class B Units which are voting and held by disinterested unitholders (i.e., those unitholders other than SEPI), and without regard to the effect of abstentions or broker non-votes, have voted affirmatively in favor of a CEP proposal, and in all other cases CEPM (together with any Permitted Transferees) will vote its Class B Units proportionately with the Class B Units which are voting and held by disinterested unitholders and without regard to the effect of abstentions or broker non-votes, and (B) CEPM (or any Permitted Transferee)  will not make or participate in any “solicitation” of “proxies” as such terms are used in the rules of the Securities and Exchange Commission (“SEC”), and will not otherwise directly or indirectly contest or oppose, by way of press release or any statement made to the media or for the purpose of being used by the media, any matter brought to a CEP unitholder vote.  Nothing in this Agreement will prohibit or restrict PostRock, CEPM, the White Deer Parties, or any of their representatives, from making statements about CEP to any person concerning any matter brought to a unitholder vote, other than statements to members of the media as provided in the preceding sentence.

14.

Withdrawal of Class B Nominees.    Effective as of the Signing Date, CEPM shall, and hereby does, withdraw its two nominees for election as Class B Manager of the Board at the next annual meeting of CEP unitholders and agrees not to submit any new nominations in connection with such meeting.

15.	Releases and Dismissal of Litigation.

(a)For and in consideration of the agreements set forth herein and the consideration received hereby, effective upon the payments to CEPM contemplated by Sections 2 and 4, the transfer of CEP

Class A Units to SEPI contemplated by Section 3, and the payments to Gary M. Pittman and John R. Collins pursuant to Section 11:

(1)Each of CEPM, Gary M. Pittman, John R. Collins, PostRock, and the White Deer Parties, each on behalf of themselves and on behalf of each of their respective predecessors, successors, assigns, parents, subsidiaries, divisions, departments, direct or indirect affiliates, sponsors, officers, directors, managers, employees, agents, attorneys, insurers, spouses, children, dependents, heirs, executors, administrators, owners, partners, principals, stockholders, and representatives (collectively, the “Plaintiff Releasing Parties”), does hereby remise, release, settle, and forever quitclaim and discharge each of CEP, Stephen R. Brunner, Richard S. Langdon, Richard H. Bachmann, John N. Seitz, SEPI, SOG, Antonio R. Sanchez, III, and Gerald F. Willinger,  and each of their respective predecessors, successors, assigns, parents, subsidiaries, divisions, departments, direct or indirect affiliates, sponsors, officers, directors, managers, employees, agents, attorneys, insurers, spouses, children, dependents, heirs, executors, administrators, owners, partners, principals, stockholders, and representatives (collectively, the “Defendant Released Parties”) from and against any and all claims, actions, causes of action, suits, defenses, covenants, liabilities, demands, contracts, agreements, obligations, damages, costs, and expenses (including attorneys’ fees) of every kind whatsoever, in law or in equity, civil or criminal, known or unknown, suspected or unsuspected, accrued or unaccrued, contingent or absolute, which any Plaintiff Releasing Party hereto ever had or now has or hereto after may have against or with respect to any Defendant Released Party based upon or arising from any matter whatsoever from the beginning of time until the Signing Date including, but not limited to, any claims, actions, or causes of action based upon, arising from, or relating to (i) the Sanchez Transaction; (ii) any investment by any of the Plaintiff Releasing Parties in securities of CEP; (iii) the service by any of the Defendant Released Parties as managers or officers of CEP and any alleged or actual action or omission by any of them while serving in such capacity; (iv) any alleged or actual action or omission by any of the Defendant Released Parties relating to PostRock or CEPM;  and (v) any claims, actions, causes of action, counterclaims, cross-claims, or defenses that were asserted or could have been asserted in the Lawsuit including, but not limited to, the Claims.  The Plaintiff Releasing Parties hereby further covenant not to sue the Defendant Released Parties for any and all facts, allegations, claims, causes of actions, debts, or other demands released by the terms of this Agreement.

(2)Each of CEP, Stephen R. Brunner, Richard S. Langdon, Richard H. Bachmann, John N. Seitz, SEPI, SOG, Antonio R. Sanchez, III, and Gerald F. Willinger, each on behalf of themselves and on behalf of each of their respective predecessors, successors, assigns, parents, subsidiaries, divisions, departments, direct or indirect affiliates, sponsors, officers, directors, managers, employees, agents, attorneys, insurers, spouses, children, dependents, heirs, executors, administrators, owners, partners, principals, stockholders, and representatives (collectively, the “Defendant Releasing Parties”), does hereby remise, release, settle, and forever quitclaim and discharge each of CEPM, Gary M. Pittman, John R. Collins, PostRock, the White Deer Parties, and each of their respective predecessors, successors, assigns, parents, subsidiaries, divisions, departments, direct or indirect affiliates (excluding CEP and any of its directly or indirectly controlled subsidiaries), sponsors, officers, directors, managers, employees, agents, attorneys, insurers, spouses, children, dependents, heirs, executors, administrators, owners, partners, principals, stockholders, and representatives (collectively, the “Plaintiff Released Parties”) from and against any and all claims, actions, causes of action, suits, defenses, covenants, liabilities, demands, contracts, agreements, obligations, damages, costs, and expenses (including attorneys’ fees) of every kind whatsoever, in law or in equity, civil or criminal, known or unknown, suspected or unsuspected, accrued or unaccrued, contingent or absolute, which any Defendant Releasing Party hereto ever had or now has or hereto after may have against or with respect to any Plaintiff Released Party based upon or arising from any matter whatsoever from the beginning of time until the Signing Date including, but not limited to, any claims, actions, or causes of action based upon, arising from, or relating to (i) the Sanchez Transaction; (ii) any investment by any of the Plaintiff Released Parties in securities of CEP; (iii) the service by Gary M. Pittman and John R. Collins as managers of CEP and any alleged or actual action or omission by either of them while serving in such capacity; (iv) any alleged or actual action or omission by any of the Plaintiff Released Parties relating to CEP, SEPI, SOG, or securities of CEP; and (v) any claims, actions, causes of action, counterclaims, cross-claims, or defenses that were asserted or could have been asserted in the Lawsuit including, but not limited to, the Claims; provided, however, nothing herein shall be construed to mean that the Defendant Releasing Parties have released any claims, counterclaims, actions, causes of action, suits, defenses, covenants, liabilities, demands, contracts, agreements, obligations, damages, costs, and expenses (including but not limited to attorneys’ fees) against or with respect to Constellation Energy Group, Inc., Constellation Energy Partners Holdings, LLC, and/or Constellation Holdings, Inc.    The Defendant Releasing Parties hereby further covenant not to sue the Plaintiff Released Parties for any and all facts, allegations, claims, causes of actions, debts, or other demands released by the terms of this Agreement.

(3)The releases contemplated by this Agreement extends to claims that the Settling Parties do not know or suspect to exist at the time of the release, which, if known, might have affected the Settling Parties’ decision to enter into this Settlement Agreement.  The Settling Parties will be deemed to relinquish, to the extent it is applicable, and to the fullest extent permitted by law, the provisions, rights, and benefits of § 1542 of the California Civil Code, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

In addition, the Settling Parties will be deemed to relinquish, to the extent they are applicable, and to the fullest extent permitted by law, the provisions, rights, and benefits of any law of any state or territory of the United States, federal law, or principle of common law, which is similar, comparable, or equivalent to § 1542 of the California Civil Code.  The Settling Parties acknowledge that they may discover facts in addition to or different from those now known or believed to be true with respect to the settled claims, but that it is the intention of the Settling Parties to hereby completely, fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all claims, known or unknown, suspected or unsuspected, which now exist, or heretofore existed, and without regard to the subsequent discovery or existence of additional or different facts.  The Settling Parties warrant that they have read and understand § 1542 of the California Civil Code and have had the opportunity to consult with and be advised by counsel regarding its meaning and effect.

(4)Notwithstanding the foregoing, this Agreement does not affect, and none of the Plaintiff Releasing Parties or the Defendant Releasing Parties release, any of the obligations of any party arising under this Agreement, and this Agreement does not affect or release the right of any party to enforce in the Court of Chancery the terms of this Agreement.  In addition, for the avoidance of doubt, except as otherwise provided in this Agreement, nothing in this Agreement is intended to affect or release any rights CEPM has under the Operating Agreement (including registration rights) or as a CEP unitholder which arise, in each case, from and after the Signing Date.  Further, nothing herein shall operate as a release of any claim that any Defendant Releasing Party might have against any other Defendant Releasing Party.

(b)As soon as practicable following (and in no event later than one (1) business day following) the execution of this Agreement and the consummation of all transactions contemplated by Sections 1, 2, 3, 4 and 11, Plaintiffs and Defendants, through their counsel, shall file a stipulation with the Court of Chancery of the State of Delaware in substantially the form attached as Exhibit A to this Agreement requesting that the preliminary injunction issued on December 3, 2013 be lifted such that CEP is permitted to hold a Unitholder meeting and dismissing the Lawsuit with prejudice.  The Settling Parties shall bear their own costs except as expressly provided for in this Agreement.

16.

Rights to Claims.    The Settling Parties hereby represent and warrant that no other person or entity has any interest in the claims released herein and that they have the right and authority to execute the Agreement.

17.

Consultation with Counsel.  The Settling Parties do hereby further represent and warrant that they have entered into this Settlement of their own free will and accord after consultation with counsel of their own choosing, if desired, and that they have not been induced to enter this settlement by any act, omission, statement or representation of any kind or character except for any matter specifically stated in writing in this Agreement.  The Settling Parties acknowledge that this Agreement has been jointly drafted and agreed to by all Settling Parties after full consultation with counsel, if desired, and that therefore no single Settling Party is deemed to be the author or drafter of this Agreement, but rather the Agreement is the joint product of the Settling Parties hereto.

18.

Tax Liability.  No representations or warranties have been made as to the tax consequences of any consideration conveyed pursuant to this Agreement.  Each Settling Party is solely responsible for any and all tax obligations or other obligations under federal and/or state law pertaining to receipt of income, if any.

19.	Attorneys’ Fees and Costs. Each Settling Party is responsible for paying its or his own attorneys’ fees and costs of court.
20.

Entirety of Agreement; Amendments; Waiver.  This Agreement, including the Exhibits, is the entire agreement and understanding among each of the Settling Parties related to the subject matters hereof and supersedes all prior proposals, negotiations, agreements, and understandings relating thereto.  The Settling Parties acknowledge, stipulate and agree that no covenant, obligation, condition, representation, warranty, inducement, negotiation, or understanding respecting any Settling Party or any of the subject matters of this Agreement has been made or relied on except to the extent expressly set forth in this Agreement.  No provision of this Agreement shall be amended or modified unless the same shall be in writing and signed by the Settling Party from whom enforcement of the amendment or modification is to be sought.  Any failure by any Settling Party to comply with any obligation, covenant, agreement, or condition set forth in this Agreement may be waived by the Settling Party or Settling Parties entitled to the benefits thereof only by a writing signed by such Settling Party or Settling Parties entitled to the benefits thereof.  No waiver, express or implied, by any Settling Party of any breach or default in the performance by any other Settling Party of its obligations under this Agreement shall be deemed or construed to be a waiver of any other breach, whether prior, subsequent, or contemporaneous, under this Agreement.

21.

Counterparts.  This Agreement may be executed in one or more original or telecopy counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

22.

Choice of Law.  This Agreement shall be construed in accordance with and governed by the laws of Delaware.  Each signatory hereto consents to the exclusive jurisdiction and venue of the Court of Chancery of the States of Delaware for enforcement of this Agreement, and to personal jurisdiction in the courts of the State of Delaware as to any claims that in any way arise out of or relate to this Agreement.

23.

Irreparable Harm.  The Settling Parties expressly agree that any breach or threatened breach of this Agreement will result in irreparable harm to the non-breaching Settling Party and that money damages would not be a sufficient remedy for any breach or threatened breach of this Agreement by any Settling Party or any of its representatives.  A Settling Party shall be entitled to equitable relief, including without limitation, injunctive relief and specific performance, to prevent breaches or threatened breaches of this Agreement by any Settling Party or its representatives, without the necessity of proving actual damages or posting a bond.

24.

Attorneys’ Fees for Enforcement.  In the event that any Settling Party to this Agreement shall file or be required to defend any action to enforce the terms of this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party all of the prevailing party’s reasonable and documented third party expenses and costs associated with such action, including without limitation, reasonable attorneys’ fees
25.

No Admission of Liability.    It is understood and agreed that this Agreement is being made in connection with the settlement, compromise and release of disputed allegations and claims and that neither this Agreement nor any of the negotiations or provisions thereof, shall be construed as an admission, evidence or concession by any party to the Lawsuit of any liability, wrongdoing or damages whatsoever, or any infirmity or weakness of any claim or defense, on account of the disputed claims.

26.

Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns (including the Permitted Transferees) of the Settling Parties, including any entity into or with which any party may merge, consolidate or reorganize; provided, however, that, except as permitted by Section 6, no Settling Party may assign this Agreement or its rights or obligations hereunder without the written consent of the other Settling Parties.

27.

Severability.  In case any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

28.

Further Assurances.    On or after the Signing Date, the Settling Parties, shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such instruments and take such other action as may be necessary or advisable to carry out their respective obligations under this Agreement, including delivering to the Settling Party entitled to such Units certificates evidencing such Units duly endorsed in blank or accompanied by powers duly executed in blank or other duly executed instruments of transfer as required in order to validly transfer title in and to the Units, and, to the extent such Units are not certificated, other customary evidence of ownership.  Further, promptly following the Signing Date, CEP shall distribute a memorandum for review and comment by the Settling Parties setting forth CEP’s determination of the final price and Unit amounts established on the Signing Date under Section

2, 4, 7 and 8. Thereafter the Settling Parties shall use their commercially reasonable efforts to finalize such memorandum.
29.

Additional Agreements, Representations, and Warranties.    In connection with the payments and transfers of Company Securities, each of the Settling Parties agrees to or makes, as the case may be, the additional agreements, representations and warranties as set forth on Exhibit B, to the extent applicable to such Settling Party as specified therein.

30.

Unit Splits, Etc.All Unit numbers and amounts derived from Unit numbers in this Agreement are to be appropriately adjusted for any Unit dividend, Unit split, Unit combination or other similar transaction, including as a result of a transaction contemplated by the following sentence.  If  CEP merges, combines with or otherwise converts to another entity by operation of law, merger, or otherwise, as a result of which the Units are exchanged for or converted into securities of such entity, the provisions hereof shall survive and apply to such securities, and references herein to Units shall be deemed to include such securities.  If any such successor entity is not bound to this Agreement by operation of law, it shall be a condition precedent to any such transaction that the successor entity agree to be bound hereby to the same extent as CEP.

31.	Notices.

(a)If to CEPM or PostRock:

PostRock Energy Corporation

Or Constellation Energy Partners Management, LLC

210 Park Avenue, Suite 2750

Oklahoma City, OK 73102

Phone:  (405) 702-7420

Facsimile: (405) 815-4315

Attn:  Terry W. Carter and Stephen L. DeGiusti

(b) If to CEP:

Constellation Energy Partners LLC

1801 Main Street, Suite 1300

Houston, TX 77002

Telephone:  832-308-3676

Facsimile:  832-308-3720

Attn:  Stephen R. Brunner

(c) If to SEPI:

Sanchez Energy Partners I, LP

111 Bagby, Suite 1800

Houston, TX 77002

Telephone:  713-783-8000

Facsimile:  302-655-5049

Attn:  Gerry Willinger

 (e)If to the White Deer Parties:

White Deer Management LLC

667 Madison Avenue,  4th Floor

New York, NY 10065

Phone:  (212) 371-1117

Attn:   Thomas Edelman

[Signature Blocks Begin on Next Page]

IN WITNESS WHEREOF, the Settling Parties have caused this Agreement to be executed as of the date first above written.

PLAINTIFFS:

Constellation Energy Partners Management, LLC

By:      /S/ Terry W. Carter

Title: President

 /S/ Gary M. Pittman

Gary M. Pittman

/S/ John R. Collins

John R. Collins

CEP DEFENDANTS:

CONSTELLATION ENERGY PARTNERS, LLC

By:   /S/ Stephen R. Brunner

By:   /S/ Charles C. Ward

Name:  Stephen R. Brunner

Title: President & Chief Executive Officer

/S/ Stephen R. Brunner

Stephen R. Brunner

/S/ Richard S. Langdon

Richard S. Langdon

/S/ Richard H. Bachmann

Richard H. Bachmann

/S/ John N. Seitz

John N. Seitz

SANCHEZ DEFENDANTS:

SANCHEZ OIL & GAS CORPORATION

By:        /S/ Antonio R. Sanchez III

Name:  Antonio R. Sanchez III

Title: President

SANCHEZ ENERGY PARTNERS I, LP

By:   SEP Management I, LLC, its general partner

By:       /S/ Antonio R. Sanchez III

Name:  Antonio R. Sanchez III

Title: President

/S/ Antonio R. Sanchez III

Antonio R. Sanchez III

/S/ Gerald F. Willinger

Gerald F. Willinger

POSTROCK

PostRock Energy Corporation

By:      /S/ Terry W. Carter

Title: CEO and President

THE WHITE DEER PARTIES

   White Deer Management LLC

___/S/ Thomas J. Edelman_____ _

Thomas J. Edelman

Managing Partner

   White Deer Energy L.P.

___/S/ Thomas J. Edelman_______

Thomas J. Edelman

On behalf of its General Partner

Edelman & Guill Energy L.P.

/S/ Thomas J. Edelman

  Thomas J. Edelman